Exhibit 10.12

Fox Hill Apartments

SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

This Subordination, Non-Disturbance And Attornment Agreement (this “Agreement”) dated as of the 26th day of March, 2015, is executed by and among WALKER & DUNLOP, LLC, a Delaware limited liability company (“Lender”), BR FOX HILLS TIC-1, LLC, a Delaware limited liability company and BR FOX HILLS TIC-2, LLC, a Delaware limited liability company, as tenants in common (individually and together, “Landlord”) and COINMACH CORPORATION (“Tenant”).

RECITALS:

A.           Tenant has entered into a Lease Agreement dated as of February 22, 2010 (the “Lease”) with Landlord (or predecessor-in-interest to Landlord), covering certain premises more fully described in the Lease (the “Premises”), which Premises are a part of the real property located in Austin (Travis County), Texas (the “Mortgaged Property”).

B.           Pursuant to that certain Multifamily Loan and Security Agreement dated as of the date hereof, executed by and between Landlord and Lender (as amended, restated, replaced, supplemented or otherwise modified from time to time, the “Loan Agreement”), Lender has agreed to make a loan to Landlord in the original principal amount of Twenty-Six Million Seven Hundred Five Thousand and 00/100 Dollars ($26,705,000.00) (the “Mortgage Loan”), as evidenced by that certain Multifamily Note dated as of the date hereof, executed by Landlord and made payable to the order of Lender in the amount of the Mortgage Loan (as amended, restated, replaced, supplemented or otherwise modified from time to time, the “Note”).

C.           In addition to the Loan Agreement, the Mortgage Loan and the Note are also secured by a certain Multifamily Mortgage, Deed of Trust, or Deed to Secure Debt dated as of the date hereof (as amended, restated, replaced, supplemented or otherwise modified from time to time, the “Security Instrument”). The Note, the Security Instrument, the Loan Agreement and any other agreement executed in connection with the Mortgage Loan are referred to collectively as the “Loan Documents.”

D.           Tenant has agreed to the subordination of the Lease to the Security Instrument and the other Loan Documents on the condition that it is assured of continued occupancy of the Premises under the terms of the Lease and this Agreement.

AGREEMENTS:

NOW THEREFORE, in consideration of the mutual covenants in this Agreement and for other valuable consideration, the receipt and sufficiency of which are acknowledged, Landlord, Lender, and Tenant agree as follows:

Section 1.          Recitals.

The recitals set forth above are incorporated herein by reference as if fully set forth in the body of this Agreement.

Subordination, Non-Disturbance and Attornment Agreement	Form 6415	Page 1
Fannie Mae	09-13	© 2013 Fannie Mae

Section 2.          Defined Terms.

The following terms, when used in this Agreement, shall have the following meanings:

“Foreclosure Event” means (a) the foreclosure of the Security Instrument or any other sale by Lender or any trustee for Lender pursuant to the Security Instrument or any other Loan Document; (b) any other exercise by Lender of its rights and remedies as holder of the Mortgage Loan or the Security Instrument as a result of which Lender or any other Successor Landlord acquires title to, or the right of possession of, the Mortgaged Property; or (c) acquisition of title to the Mortgaged Property in lieu of foreclosure or other conveyance of Landlord’s interest in the Mortgaged Property in lieu of any of the foregoing.

“Subsequent Sale” means the first sale of the Mortgaged Property by Lender, Lender’s nominee or any trustee for Lender after a Foreclosure Event.

“Successor Landlord” means any party that becomes owner of the Mortgaged Property as the result of a Foreclosure Event or a Subsequent Sale, including, without limitation, Lender and any nominee of Lender.

Section 3.          Lease Subordination.

The Lease and all estates, rights, options, liens, and charges therein contained or created under the Lease are and shall be subject and subordinate to the lien and effect of the Security Instrument and the other Loan Documents insofar as it affects the real and personal property of which the Premises form a part, and to all renewals, modifications, consolidations, replacements, and extensions thereof, and to all advances made or to be made thereunder, to the full extent of amounts secured thereby and interest thereon. Without limiting the generality of the foregoing subordination provision, Tenant hereby agrees that any of its right, title and interest in and to insurance proceeds and condemnation awards (or other similar awards arising from eminent domain proceedings) with respect to damage to or the condemnation (or similar taking) of any of the Mortgaged Property, shall be subject and subordinate to Lender’s right, title and interest in and to such proceeds and awards.

Section 4.          Default.

Lender agrees that, so long as Tenant is not then in default under any of the terms, covenants, or conditions of the Lease or this Agreement, (a) Tenant shall not be named or joined as a party in any suit, action or proceeding for the foreclosure of the Security Instrument or the enforcement of any rights of Lender under the Security Instrument (unless Tenant is a necessary party under applicable law), and (b) in the event that Lender becomes Successor Landlord, Lender agrees not to affect, terminate or disturb Tenant’s right to quiet enjoyment and possession of the Premises under the terms of the Lease or any of Tenant’s other rights under the Lease in the exercise of Lender’s rights under the Security Instrument and the other Loan Documents.

Subordination, Non-Disturbance and Attornment Agreement	Form 6415	Page 2
Fannie Mae	09-13	© 2013 Fannie Mae

Section 5.          Possession of the Mortgaged Property.

In the event that a Successor Landlord acquires title to or the right to possession of the Mortgaged Property upon a Foreclosure Event or a Subsequent Sale, the Successor Landlord and Tenant hereby agree to recognize one another as landlord and tenant, respectively, under the Lease and to be bound to one another under all of the terms, covenants, and conditions of the Lease, Successor Landlord shall assume all of the obligations of Landlord under the Lease subject to the provisions of this Agreement and Tenant agrees to attorn to such Successor Landlord and to recognize such Successor Landlord as “landlord” under the Lease without any additional documentation to effect such attornment (provided, however, if applicable law shall require additional documentation at the time Lender exercises its remedies then Tenant shall execute such additional documents evidencing such attornment as may be required by applicable law). Accordingly, from and after such event, Successor Landlord and Tenant shall have the same remedies against each other for the breach of an agreement contained in the Lease as Tenant and Landlord had before Successor Landlord succeeded to the interest of Landlord; provided, however, that Successor Landlord shall not be:

(a)          liable for any act or omission of any prior landlord (including Landlord);

(b)          subject to any offsets or defenses that Tenant might have against any prior landlord (including Landlord);

(c)          bound by any rent or additional rent that Tenant might have paid for more than one (1) month in advance to any prior landlord (including Landlord);

(d)          bound by any amendment or modification of the Lease made after the date of this Agreement without Lender’s prior written consent;

(e)          liable for return of any security deposit not actually paid over to such Successor Landlord by the Landlord;

(f)          bound by, or liable for, any breach of any representation or warranty or indemnity agreement contained in the Lease or otherwise made by any prior landlord (including Landlord); or

(g)          personally liable for the payment of any claim hereunder or for the performance of any obligation, agreement, contribution, or term to be performed or observed by Successor Landlord hereunder or under the Security Instrument, the Loan Agreement, or any other agreement or document securing or collateral to the Security Instrument, such Successor Landlord’s liability being limited in all cases to its interest in the Mortgaged Property.

Section 6.          Delivery of Documents.

Although the foregoing provisions of this Agreement shall be self-operative, Tenant agrees to execute and deliver to Successor Landlord, such other instrument or instruments as Successor Landlord shall from time to time request in order to confirm such provision.

Section 7.          Representations, Warranties, Covenants and Agreements.

Tenant hereby warrants and represents, covenants, and agrees to and with Lender:

(a)         that the Lease constitutes the entire agreement between Tenant and Landlord with respect to the Premises and there are no other agreements, written or verbal, governing the tenancy of Tenant with respect to the Premises;

(b)         not to alter or modify the Lease in any respect without prior written consent of Lender;

(c)         to deliver to Lender in accordance with Section 11 a duplicate of each notice of default delivered to Landlord at the same time as such notice is given to Landlord;

Subordination, Non-Disturbance and Attornment Agreement	Form 6415	Page 3
Fannie Mae	09-13	© 2013 Fannie Mae

(d)          that Tenant is now the sole owner of the leasehold estate created by the Lease and shall not hereafter transfer the Lease except as permitted by the terms thereof;

(e)          not to seek to terminate the Lease by reason of any default of Landlord without prior written notice thereof to Lender and the lapse thereafter of such time as under the Lease was offered to Landlord in which to remedy the default, and the lapse of thirty (30) days after the expiration of such time as Landlord was permitted to cure such default; provided, however, that with respect to any default of Landlord under the Lease which cannot be remedied within such time, if Lender commences to cure such default within such time and thereafter diligently proceeds with such efforts and pursues the same to completion, Lender shall have such time as is reasonably necessary to complete curing such default. Notwithstanding the foregoing, in the event either Lender or Landlord do not cure or commence curing such default within the time provided to Landlord under the Lease and the nature of the default threatens Tenant’s ability to conduct its daily business or threatens to materially or adversely damage Tenant’s property located on the Premises, Tenant shall be permitted to exercise its right under the Lease;

(f)          not to pay any rent or other sums due or to become due under the Lease more than thirty (30) days in advance of the date on which the same are due or to become due under the Lease; and

(g)          to certify promptly in writing to Lender in connection with any proposed assignment of the Loan Agreement, whether or not any default on the part of Landlord then exists under the Lease.

Section 8.          Assignment.

Tenant further acknowledges that Landlord has collaterally assigned to Lender the Lease and the rents and other amounts, including lease termination fees, if any, due and payable under such leases. In connection therewith, Tenant agrees that, upon receipt by Tenant of a notice from Lender of the occurrence of a default by Landlord under such assignment and a demand by Lender for direct payment to Lender of the rents due under the Lease, Tenant will honor such demand and make all subsequent rent payments directly to Lender. Landlord hereby agrees that any rents, fees or other amounts paid by Tenant to or as directed by Lender pursuant to this section shall be deemed to have been duly and validly paid by Tenant under the Lease, and any such amounts shall be credited against Tenant’s obligations under the Lease as if the same were paid directly to Landlord. Landlord and Tenant each agree that Tenant shall have no obligation to determine whether Landlord is in default under such assignment, and Tenant may rely on such notice and direction from Lender without any duty to investigate.

Section 9.          Successors and Assigns.

This Agreement shall inure to the benefit of and be binding upon the parties hereto and their successors and assigns.

Section 10.         Trustee.

If the Security Instrument is a deed of trust, then, this Agreement is entered into by one or more trustees acting on behalf of Lender in his, her or its capacity as trustee and not individually, then Tenant agrees that neither such trustees, nor any of its officers, employees, agents, or shareholders shall be personally liable under this Agreement.

Subordination, Non-Disturbance and Attornment Agreement	Form 6415	Page 4
Fannie Mae	09-13	© 2013 Fannie Mae

Section 11.         Notice.

(a)          All notices under this Agreement shall be:

(1)         in writing, and shall be

(A)         delivered, in person,

(B)         mailed, postage prepaid, either by registered or certified delivery, return receipt requested, or

(C)         sent by overnight express courier;

(2)         addressed to the intended recipient at its respective address set forth at the end of this Agreement; and

(3)         deemed given on the earlier to occur of:

(A)         the date when the notice is received by the addressee; or

(B)         if the recipient refuses or rejects delivery, the date on which the notice is so refused or rejected, as conclusively established by the records of the United States Postal Service or such express courier service.

(b)          Any party to this Agreement may change the address to which notices intended for it are to be directed by means of notice given to the other party in accordance with this Section 11.

(c)          Any required notice under this Agreement which does not specify how notices are to be given shall be given in accordance with this Section 11.

Section 12.         Counterparts.

This Agreement may be executed in any number of counterparts, each of which shall be considered an original for all purposes; provided, however, that all such counterparts shall constitute one and the same instrument.

Section 13.         Governing Law; Venue and Consent to Jurisdiction.

(a)         Governing Law.

This Agreement shall be governed by the laws of the jurisdiction in which the Mortgaged Property is located (the “Property Jurisdiction”), without regard to the application of choice of law principles.

(b)         Venue; Consent to Jurisdiction.

Any controversy arising under or in relation to this Agreement shall be litigated exclusively in the Property Jurisdiction without regard to conflicts of laws principles. The state and federal courts and authorities with jurisdiction in the Property Jurisdiction shall have exclusive jurisdiction over all controversies which shall arise under or in relation to this Agreement. Tenant irrevocably consents to service, jurisdiction and venue of such courts for any such litigation and waives any other venue to which it might be entitled by virtue of domicile, habitual residence or otherwise.

Subordination, Non-Disturbance and Attornment Agreement	Form 6415	Page 5
Fannie Mae	09-13	© 2013 Fannie Mae

Section 14.         Severability; Amendments.

The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, all of which shall remain in full force and effect. This Agreement contains the complete and entire agreement among the parties as to the matters covered, rights granted and the obligations assumed in this Agreement. This Agreement may not be amended or modified except by written agreement signed by the parties hereto.

IN WITNESS WHEREOF, Landlord, Tenant and Lender have signed and delivered this Agreement under seal (where applicable) or have caused this Agreement to be signed and delivered under seal (where applicable) by their duly authorized representative. Where applicable law so provides, Landlord, Tenant and Lender intend that this Agreement shall be deemed to be signed and delivered as a sealed instrument.

[Remainder of Page Intentionally Blank]

Subordination, Non-Disturbance and Attornment Agreement	Form 6415	Page 6
Fannie Mae	09-13	© 2013 Fannie Mae

IN WITNESS WHEREOF, Landlord, Tenant and Lender have signed and delivered this Agreement under seal (where applicable) or have caused this Agreement to be signed and delivered under seal (where applicable) by their duly authorized representative. Where applicable law so provides, Landlord, Tenant and Lender intend that this Agreement shall be deemed to be signed and delivered as a sealed instrument.

TENANT:

COINMACH CORPORATION, a Delaware corporation

By:	/s/ Melissa John
Name: Melissa John
Title: Senior Corporate Counsel

Address:	Coinmach Corporation
404 Wyman Street, Suite 400
Waltham, MA 02451
Attn: Legal Department

COMMONWEALTH OF MASSACHUSETTS	)
)
COUNTY OF MIDDLESEX	)

On this 18 day of March, 2015, before me, the undersigned notary public, personally appeared Melissa John, Senior Corporate Counsel of Coinmach Corporation, a Delaware corporation, who is personally known to me, and who acknowledged to me that she signed this document voluntarily for its stated purpose, on behalf of the corporation.

/s/ Thomas Bladek
Name: Thomas Bladek
Notary Public

My Commission Expires February 27, 2020

THOMAS R. BLADEK

NOTARY PUBLIC

COMMONWEALTH OF MASSACHUSETTS

My Commission Expires

February 27, 2020

Subordination, Non-Disturbance and Attornment Agreement	Form 6415	Page 7
Fannie Mae	09-13	© 2013 Fannie Mae

LANDLORD:

BR FOX HILLS TIC-1, LLC, a Delaware limited liability company

By:	23Hundred, LLC, a Delaware limited liability company, its sole member

By:	/s/ Jordan Ruddy
Name: Jordan Ruddy
Title: Authorized Signatory

Address:	c/o Bluerock Real Estate, L.L.C.
712 Fifth Avenue, 9th Floor
New York, New York 10019

STATE OF New York, New York County ss:

BEFORE ME, the undersigned, a Notary Public in and for said County and State, on this day personally appeared Jordan Ruddy, known to me to be the Authorized Signatory of 23Hundred, LLC, a Delaware limited liability company, sole member of BR Fox Hills TIC-1, LLC, the limited liability company that executed the foregoing instrument, known to me to be the person whose name is subscribed to the foregoing instrument, and acknowledged to me that the same was the act of the said limited liability company, and that he/she executed the same as the act of such limited liability company for the purposes and consideration therein expressed and in the capacity therein stated.

GIVEN UNDER MY HAND AND SEAL OF OFFICE this 10th day of March , 2015        .

DALE POZZI

NOTARY PUBLIC –STATE OF NEW YORK

No. 01P06275397

Qualified in New York County

My Commission Expires January 28, 2017

/s/ Dale Pozzi
Notary Public in and for New York County, New York

My Commission Expires:______________

Subordination, Non-Disturbance and Attornment Agreement	Form 6415	Page 8
Fannie Mae	09-13	© 2013 Fannie Mae

LANDLORD:

BR FOX HILLS TIC-2, LLC, a Delaware limited liability company

By:	Bell BR Waterford Crossing JV, LLC, a Delaware limited liability company, its sole member

By:	/s/ Jordan Ruddy
Name: Jordan Ruddy
Title: Authorized Signatory

Address:	c/o Bluerock Real Estate, L.L.C.
712 Fifth Avenue, 9th Floor
New York, New York 10019

STATE OF New York, New York County ss:

BEFORE ME, the undersigned, a Notary Public in and for said County and State, on this day personally appeared Jordan Ruddy, known to me to be the Authorized Signatory of Bell BR Waterford Crossing JV, LLC, a Delaware limited liability company, sole member of BR Fox Hills TIC-2, LLC, the limited liability company that executed the foregoing instrument, known to me to be the person whose name is subscribed to the foregoing instrument, and acknowledged to me that the same was the act of the said limited liability company, and that he/she executed the same as the act of such limited liability company for the purposes and consideration therein expressed and in the capacity therein stated.

GIVEN UNDER MY HAND AND SEAL OF OFFICE this 10th day of March , 2015         .

DALE POZZI

NOTARY PUBLIC –STATE OF NEW YORK

No. 01P06275397

Qualified in New York County

My Commission Expires January 28, 2017

/s/ Dale Pozzi
Notary Public in and for New York County, New York

My Commission Expires:______________

Subordination, Non-Disturbance and Attornment Agreement	Form 6415	Page 9
Fannie Mae	09-13	© 2013 Fannie Mae

LENDER:

WALKER & DUNLOP, LLC, a Delaware limited liability company

By:	/s/ Loretta Webb
Loretta Webb
Vice President

Address:	7501 Wisconsin Avenue, Suite 1200E
Bethesda, Maryland 20814

STATE OF Texas    , Dallas    County ss:

BEFORE ME, the undersigned, a Notary Public in and for said County and State, on this day personally appeared Loretta Webb, Vice President of Walker & Dunlop, LLC, a Delaware limited liability company, the limited liability company that executed the foregoing instrument, known to me to be the person whose name is subscribed to the foregoing instrument, and acknowledged to me that the same was the act of the said limited liability company, and that he/she executed the same as the act of such limited liability company for the purposes and consideration therein expressed and in the capacity therein stated.

GIVEN UNDER MY HAND AND SEAL OF OFFICE this 10 day of March , 2015.

EVELYN V. CEPAK

NOTARY PUBLIC –STATE OF TEXAS

My Commission Expires

August 22, 2015

/s/ Evelyn V. Cepak
Notary Public in and for _______________ County, ______________

My Commission Expires:_________________

Subordination, Non-Disturbance and Attornment Agreement	Form 6415	Page 10
Fannie Mae	09-13	© 2013 Fannie Mae